UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 13, 2018

__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction of incorporation	(Commission File No.)	(I.R.S. Employer Identification No.)

2525 N. Stemmons Freeway, Dallas, Texas		75207-2401
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	214-631-4420
Not Applicable
Former name or former address, if changed since last report
______________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously announced, Trinity Industries, Inc. (“Trinity” or the “Company”) plans to separate the Company into two standalone, publicly traded companies through the spin-off of its infrastructure-related businesses to Trinity stockholders. Upon completion of the spin-off, Trinity will continue to operate its integrated rail manufacturing, leasing, and services businesses, together with certain other businesses. The new company distributed to Trinity stockholders in the spin-off, Arcosa, Inc. (“Arcosa”), will be a growth-oriented company focused on infrastructure-related products and services with leading positions in construction, energy, and transportation markets.
On September 14, 2018, Trinity announced the expected composition of the board of directors for both Trinity and Arcosa. Following the completion of the spin-off, (i) Trinity’s board of directors is expected to consist of Timothy R. Wallace, John L. Adams, Brandon B. Boze, John J. Diez, Leldon E. Echols, Charles W. Matthews, E. Jean Savage, and Dunia A. Shive, and (ii) Arcosa’s board of directors is expected to consist of Joseph Alvarado, Rhys J. Best, David W. Biegler, Antonio Carrillo, Jeffrey A. Craig, Ronald J. Gafford, John W. Lindsay, Douglas L. Rock, and Melanie M. Trent.
Each of Mr. Best, Mr. Biegler, Mr. Carrillo, Mr. Gafford, and Mr. Rock are currently members of Trinity’s board of directors (the “Board”) and are expected to resign as such in connection with, and subject to, the completion of the spin-off.
On September 13, 2018, to fill expected vacancies, the Board elected Mr. Boze, Mr. Diez, and Ms. Savage (the “New Trinity Directors”) as independent members of the Board, effective immediately as of, and contingent upon, the completion of the spin-off. Committee assignments for the New Trinity Directors have not been made at this time. Each of the New Trinity Directors will receive the Company’s standard non-employee director compensation. The New Trinity Directors have no arrangements or understandings with any person regarding their selection as directors of the Company. None of the New Trinity Directors have any related person transactions with the Company reportable under Item 404(a) of Regulation S-K.
Members of the Arcosa board of directors who are not currently members of Trinity’s board of directors are expected to be Mr. Alvarado, Mr. Craig, Mr. Lindsay, and Ms. Trent (the “New Arcosa Directors”).
Item 7.01 Regulation FD Disclosure.
On September 14, 2018, the Company issued press releases that included biographical information for each of the New Trinity Directors and the New Arcosa Directors. Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2 and are incorporated by reference herein.
This information is not “filed” pursuant to the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act of 1933 registration statements. Additionally, the submission of the report on Form 8-K is not an admission of the materiality of any information in this report that is required to be disclosed by Regulation FD.
Item 9.01 Financial Statements and Exhibits.
(a) - (c) Not applicable.
(d) Exhibits
Exhibit No./Description
99.1 Press release by the Company dated September 14, 2018 announcing Trinity directors
99.2 Press release by the Company dated September 14, 2018 announcing Arcosa directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

September 14, 2018	By:	/s/ James E. Perry
Name: James E. Perry
Title: Senior Vice President and Chief Financial Officer